Exhibit 99.1

NextTrip Launches “NextTrip LIVE” Destination Entertainment Platform with First Music Experience Scheduled for November in Riviera Cancún

NextTrip LIVE, in partnership with YADA, combines destination travel, live entertainment, creator-led marketing and NextTrip’s integrated group travel and booking technology into a scalable experiential travel platform

Inaugural November 13–16 event at Iberostar Selection Riviera Cancún to feature Yachty by Nature and Orlando Mendez, with additional NextTrip LIVE destination experiences in development

Sunrise, FL – September 24, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip,” the “Company,” “we,” “our,” or “us”), a technology-forward travel and media company defining the intersection of travel, media and the creator economy, today announced the launch of NextTrip LIVE, a new destination entertainment platform being developed in partnership with YADA Commerce Inc. (“YADA”) and Loaded Dice Commerce Group (“LDCG”) to bring together live entertainment, destination travel, creator-led audience engagement and NextTrip’s travel booking and fulfillment capabilities.

The first NextTrip LIVE Destination Music Experience is scheduled for November 13–16, 2026, at Iberostar Selection Riviera Cancún in Mexico and is planned to feature two complementary live acts: Yachty by Nature, a six-piece Southern California yacht-rock band, and Orlando Mendez, a Cuban-American country artist whose national exposure includes a four-chair turn on The Voice.

The multi-day resort experience is being designed to extend beyond traditional concert attendance, combining resort accommodations, live music, themed pool events, entertainment, fan engagement and destination experiences into a packaged travel offering. The current event program also contemplates a sunset catamaran experience with live entertainment and additional on-property programming.

From Acquisition Strategy to Commercial Execution

The launch of NextTrip LIVE represents an important next step in NextTrip’s integration of YADA following the Company’s acquisition of a controlling interest in the creator-commerce and entertainment company in June 2026.

At the time of the acquisition, NextTrip identified destination entertainment as an opportunity to combine YADA’s relationships, including LDCG, across creators, artists, brands and entertainment with NextTrip’s travel booking, group travel, media and technology infrastructure. The Company also identified an initial pipeline of destination music experiences and fan travel programs as potential near-term commercial opportunities.

NextTrip LIVE is intended to establish a recognizable consumer-facing platform for those experiences, creating a framework through which NextTrip, YADA and LDCG can develop destination music events, artist and fan experiences, resort activations and other entertainment-driven travel programs.

“NextTrip LIVE demonstrates our ability to do more than book existing travel demand, we can help create it,” said Amy Proost, Chief Revenue Officer of NextTrip. “By activating the established audiences of our artists and talent and combining that reach with NextTrip’s marketing, group travel and booking infrastructure, we can turn engaged fans into travelers and measurable room nights. For hotel and resort partners, that means a new channel for driving incremental group business, on-property spend and demand during targeted travel periods.”

Proost continued, “For our partners, the opportunity goes beyond traditional event sponsorship. We are building an environment where hospitality, travel, entertainment, creators, media and commerce can work together, with measurable engagement and booking activity around the experience.”

NextTrip Groups Provides the Technology and Fulfillment Layer for Scale

A key component of the NextTrip LIVE model is the integration of NextTrip Groups, the Company’s purpose-built group travel and meetings platform, into the reservation and fulfillment process.

NextTrip Groups is intended to provide a centralized infrastructure for managing accommodations, room inventory, reservations, travel packages and other event-related requirements, helping streamline the guest journey from event discovery through booking and fulfillment.

Management believes this integrated infrastructure is particularly important to the scalability of NextTrip LIVE. Rather than developing a separate reservation and fulfillment process for each activation, NextTrip LIVE can leverage a common NextTrip Groups technology and operating platform across multiple events, destinations, resort partners, artists and musical genres.

The model is designed to allow the entertainment and marketing components of each NextTrip LIVE experience to change while maintaining a repeatable travel-commerce infrastructure behind them.

“The ability to scale these experiences requires more than great artists, destinations and marketing,” added Proost. “You also need an efficient infrastructure behind every event that can manage the travel transaction and guest experience. Integrating NextTrip Groups gives us a repeatable booking and fulfillment layer that we believe can support multiple NextTrip LIVE programs across different artists, musical genres, resorts and destinations.”

Building a Repeatable Destination Entertainment Model

The inaugural Riviera Cancún event is being developed with an integrated marketing and media strategy designed to connect audience generation directly to travel-package conversion. Current planning contemplates artist channels, radio, streaming-audio or podcast partners, digital media and targeted paid marketing across selected U.S. and Canadian markets, with placements directing consumers into trackable NextTrip package and booking paths.

The strategy reflects NextTrip’s broader content-to-commerce model: use compelling content, creators and entertainment to generate consumer attention and travel inspiration, then connect that demand directly to bookable travel and experiences.

The Company believes the model can create multiple potential revenue opportunities around an individual activation, including accommodations and travel packages, premium and VIP experiences, sponsorship and brand partnerships, creator and affiliate commerce, destination marketing, advertising and media content.

“NextTrip LIVE is the commercial expression of what we believed could happen when YADA became part of NextTrip,” said Chad Doher, Founder of YADA Commerce Inc. and Executive Vice President of Entertainment at NextTrip. “People don’t just want to watch their favorite artists anymore, they want memorable experiences and access they can share with friends and communities. Destination entertainment gives us an opportunity to take that engagement and build an entire travel experience around it.”

Doher continued, “Our objective is not to build a one-off concert business. We are developing a repeatable destination entertainment platform where artists, resorts, destinations, creators and brands can participate, while NextTrip provides the technology, travel and commerce infrastructure behind the experience. Riviera Cancún is our first NextTrip LIVE activation, and we have additional destination experiences in various stages of development for the calendar ahead.”

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Creating Value Across the NextTrip Ecosystem

NextTrip believes NextTrip LIVE can leverage capabilities that already exist across its expanding ecosystem.

The Company’s travel infrastructure, led by NextTrip Groups, can support accommodations, group reservations, travel packages and concierge-managed experiences, while YADA brings entertainment relationships, creator engagement and social-commerce capabilities. NextTrip’s broader media ecosystem provides additional opportunities around promotion, branded content, sponsorship, advertising and audience engagement before, during and following an event.

That integration creates the potential for NextTrip to participate at multiple points in the customer journey, from inspiration and audience acquisition through booking, travel, on-property experience and post-event engagement.

The Company’s June acquisition of YADA was designed in part to accelerate this strategy. YADA operates as a fully licensed TikTok Partner Agency with capabilities spanning creator recruitment, audience development, affiliate commerce, livestream commerce and creator monetization. Through YADA’s creator relationships and agency partnerships, NextTrip gained access to an ecosystem spanning thousands of creators with aggregate social-media audiences measured in the billions.

“There is a natural connection between entertainment and travel because great entertainment gives people a reason to go somewhere,” added Proost. “NextTrip LIVE gives us another way to originate that demand rather than simply wait for the travel transaction. With NextTrip Groups providing the technology and fulfillment infrastructure behind that demand, we believe we have the foundation to build NextTrip LIVE into a scalable experiential travel platform.”

The Company expects to provide additional details regarding the inaugural NextTrip LIVE Riviera Cancún experience, booking availability and future destination entertainment programs as they progress.

About YADA Commerce Inc.

YADA Commerce Inc., a NextTrip company, is a fully licensed TikTok Partner Agency focused on creator engagement, influencer marketing, audience development, digital commerce, livestream commerce and music artist promotional events. Through relationships with creators, artists, brands and entertainment companies, YADA develops consumer engagement programs and experiential travel opportunities designed to connect entertainment, audiences and commerce.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media, travel, and the creator economy. Through its owned media platforms, including JOURNY TV and TravelMagazine.com, its recently acquired controlling interest in YADA Commerce Inc., a licensed TikTok Partner Agency specializing in creator recruitment, audience development, affiliate commerce, livestream commerce, and creator monetization, and NextTrip’s proprietary travel technology stack, NextTrip delivers an integrated content-to-commerce ecosystem that connects travel discovery directly to transaction and fulfillment.

The Company operates a portfolio of travel brands and platforms, including Five Star Alliance, a global luxury hotel and resort booking platform; NXT2.0, its proprietary booking and payments engine; and NextTrip Groups (formally TA Pipeline), a purpose-built group travel and meetings booking platform serving travel advisors, suppliers, and destination partners. Together, these assets enable frictionless booking across luxury FIT (Flexible Independent Travel), group travel, destination weddings, conferences, live events, and concierge-managed experiences, supported by flexible payment options such as PayDlay.

By combining premium video storytelling, creator-led social commerce, and integrated booking technology, NextTrip enables consumers to move seamlessly from inspiration to booking, while providing creators, destinations, brands, and travel partners with measurable audience engagement, demand generation, and conversion opportunities.

For more information, visit www.nexttripinc.com and investors.nexttrip.com. Follow us on LinkedIn and on X.

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Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Email: Richard.Marshall@nextTrip.com

For investor relations inquiries, please contact:

Jérôme Cliche

Oncore Network LLC

Phone: +1-302-488-9830
Email: IR@oncorenetwork.com

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